EXHIBIT 99.1

Dynacq Healthcare Inc. Extends Maturity of Revolving Credit Facility

HOUSTON—(BUSINESS WIRE)—April 29, 2005—Dynacq Healthcare, Inc. (OTCBB:DYII - News; “Dynacq”) announced today that it has executed an amendment to its $6 million revolving credit facility to set the maturity date of the obligations under the facility to May 31, 2005. Currently, approximately $5.6 million are outstanding under the revolving credit facility. Dynacq intends to either refinance the amounts due or repay all outstanding amounts by such final maturity date.

Dynacq Healthcare Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Certain statements included in this press release, which are not historical facts, are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent our expectations or beliefs and involve certain risks and uncertainties, including those described in our public filings with the United States Securities and Exchange Commission; also including, but not limited to, changes in interest rates, competitive pressures, changes in customer mix, changes in third party reimbursement rates, financial stability of major customers, changes in government regulations or the interpretation of these regulations, changes in supplier relationships, growth opportunities, cost savings, revenue enhancements, synergies and other benefits anticipated from acquisition transactions, difficulties relative to integrating acquired businesses, the accounting and tax treatment of acquisitions, and asserted and unasserted claims, which could cause actual results to differ from those in the forward-looking statements. The forward-looking statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date herein.

Contact:

Dynacq Healthcare Inc., Houston

Christina L. Gutel-Williams, 713-378-2000

christina.gutel@dynacq.com